SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2017

Commission File Number 0-20734

e.Digital Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)		33-0591385 (I.R.S. Employer Identification No.)
16870 W. Bernardo Drive, Suite 400 San Diego, California 92127 (Address of Principal Executive Offices) (Zip Code)

(858) 674-6924

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03 Bankruptcy or Receivership

On July 6, 2017, after considering all strategic alternatives, e.Digital Corporation, a Delaware Corporation (“the Company”), and its wholly-owned California subsidiary by the same name, ceased operations and filed a voluntary petition for relief under provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §101 et seq. in the United States Bankruptcy Court for the District of Delaware and the State of California (“the Bankruptcy”). A Chapter 7 trustee will be appointed by the Bankruptcy Court and will assume control. The assets of the Company will be liquidated and claims paid in accordance with applicable laws.

Item 5.02 Departure of Directors or Certain Officers.

In connection with the Company’s voluntary assignment in bankruptcy, a trustee will assume control over the assets and liabilities of the Company, effectively eliminating the authority and powers of the Board of Directors of the Company and its executive officers to act on behalf of the Company. Accordingly, on July 6, 2017, Allen Cocumelli, Russell H. Packer, Donald S. Springer and Renee Warden resigned from their positions as directors of the Company. The resignations are not the result of any disagreement with the Company regarding the Company’s operations, policies, practices, but are because of the voluntary assignment in bankruptcy. The executive officers of the Company ceased to be officers and employees of the Company, effective July 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2017	EDIGITAL CORPORATION

By: /s/ ALFRED H. FALK
Alfred H. Falk, President and Chief Executive Officer
(Principal Executive Officer and duly authorized to sign
on behalf of registrant)